UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to Section 240.14a-12

ENCISION INC.

(Name of the Registrant as Specified in Its Charter)

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ENCISION INC.

6797 Winchester Circle

Boulder, CO 80301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 11, 2021

To Our Shareholders:

The Annual Meeting of Shareholders of Encision Inc., a Colorado corporation, will be held at 9:00 A.M. Mountain Time, on August 11, 2021. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting [www.virtualshareholdermeeting.com/ECIA2021] and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Internet Notice”), on your proxy card or on the instructions that accompanied your proxy materials. Holders of record of shares of our common stock, will vote for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect five directors;

2.	To ratify the appointment of Eide Bailly LLP as our independent public accountants; and,

3.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on June 15, 2021, will be entitled to notice of, and to vote at, the meeting or any and all adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gregory J. Trudel

Gregory J. Trudel

President and CEO

July 7, 2021

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROMPT RETURN OF THE PROXY CARD WILL HELP ASSURE A QUORUM AT THE MEETING AND AVOID ADDITIONAL COMPANY EXPENSE FOR FURTHER SOLICITATION. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 11, 2021: This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended March 31, 2021 are available at www.encision.com.

ENCISION INC.

6797 Winchester Circle

Boulder, CO 80301

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 11, 2021

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Encision Inc., a Colorado corporation, for use at our Annual Meeting of Shareholders to be held at 9:00 A.M. Mountain Time, on August 11, 2021. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting [www.virtualshareholdermeeting.com/ECIA2021] and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Internet Notice”), on your proxy card or on the instructions that accompanied your proxy materials.

If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of common stock represented will be voted in accordance with the instructions contained therein. Executed Proxy Cards that contain no instructions will be voted for each of the nominees for director indicated herein and in favor of each of the other two proposals which will be considered at the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting will be mailed to our shareholders on or about July 7, 2021.

Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to our secretary, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person.

We will bear the costs of the meeting, including the costs of preparing and mailing the Proxy Statement, Notice of Annual Meeting and Proxy Card. We may, in addition, use the services of our directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers, and others who hold shares of our common stock in nominee names to distribute annual reports and proxy soliciting materials to beneficial owners, and we will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

OUTSTANDING CAPITAL STOCK

The record date for shareholders entitled to vote at the Annual Meeting was June 15, 2021. At the close of business on that day, there were 11,582,641 shares of our common stock, no par value, outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote.

QUORUM AND VOTING

The presence in person or by proxy of the holders of a majority of the total issued and outstanding shares of our common stock that are entitled to be voted at the Annual Meeting is necessary in order to constitute a quorum for the meeting. Abstentions will be counted for purposes of attaining a quorum.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters only. The proposal to ratify the appointment of Eide Bailly LLP is considered a routine matter. The other proposal which will be considered at the meeting is considered a non-routine matter. Consequently, without your voting instructions, your brokerage firm cannot vote your shares on that other proposal. Such unvoted shares are called “broker non-votes.”

If a quorum is present, (i) the election of directors will require a plurality of the votes cast in person or by proxy at the Annual Meeting, and (ii) the affirmative vote of a majority of the shares represented at the meeting and entitled to vote will be required (x) to ratify the appointment of our independent public accountants, or (y) to approve any other matter to be voted on by the shareholders at the meeting.

Proxies marked “withhold” and broker non-votes will have no effect on the election of directors.

Abstentions shall have the same effect as a vote against Proposal 2 (ratification of auditors). Broker non-votes shall have no effect on the outcome of Proposal 2.

ACTIONS TO BE TAKEN AT THE MEETING

The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (1) FOR the election of each of the five nominees named herein for the office of director, (2) FOR ratification of the appointment of Eide Bailly LLP as our independent public accountants, and (3) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

If shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter of business.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

Shareholder Proposals to be Included in the Proxy Statement

To be considered for inclusion in our proxy materials for the 2022 Annual Meeting of Stockholders, a stockholder proposal must be received in writing at our Boulder, Colorado offices not later than March 9, 2022.

Stockholder Proposals Not to be Included in the Proxy Statement

If you wish to make a shareholder proposal at the 2022 Annual Meeting of Stockholders that is not intended to be included in our proxy materials for that meeting, you generally must provide appropriate notice to us in the manner specified in our Bylaws between April 13, 2022 and May 13, 2022. Furthermore, a proxy for our 2021 Annual Meeting of Stockholders may confer discretionary authority to vote on any matter not submitted to us by May 23, 2022.

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ELECTION OF DIRECTORS

(Proposal Item #1)

Our board of directors has nominated the five persons listed below for election as directors for the 2022 fiscal year, each to hold office until the 2022 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. A shareholder using the enclosed Proxy Card can vote for all or any of the nominees of the board of directors or such shareholder may withhold his or her vote from all or any of such nominees. If the Proxy Card is properly executed but not marked, it will be voted for all of the nominees. Each of the nominees has agreed to serve as a director if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as our board of directors may recommend. There are no family relationships among these nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR THE BOARD OF DIRECTORS.

The following table sets forth the members of our board of directors, their ages as of March 31, 2021, and their positions and offices held:

Name	Age	Position
Vern D. Kornelsen (1) (2) (3)	88	Director
Robert H. Fries (1) (2)	72	Director
Patrick W. Pace, M.D. (2) (3)	49	Director
Gregory J. Trudel	60	Director, President & CEO
David W. Newton	74	Director, Co-Founder, VP - Technology

(1)       Member of the Compensation Committee.

(2)       Member of the Nominating Committee.

(3)       Member of the Audit Committee.

Vern D. Kornelsen is one of our co-founders and served on our board of directors and as our Chief Financial Officer from 1991 through February 1997. He was re-elected to the board of directors in April 1998. Mr. Kornelsen is the General Partner of CMED Partners LLLP, one our principal shareholders. Mr. Kornelsen formerly practiced as a certified public accountant in the state of Colorado for many years. He has been active in managing two investment partnerships, the first since 1990 and the second since 1997, of which he is the general partner, as well as serving as an officer and director of several private companies and of two public companies, Lifeloc Technologies, Inc., of which he is the controlling stockholder, and Electronic Systems Technology, Inc. Mr. Kornelsen received a Bachelor of Science degree in business from the University of Kansas. We believe Mr. Kornelsen is qualified to serve on our board of directors based on his executive experience with several private companies and his financial and accounting expertise as described above.

Robert H. Fries has served on our board of directors since 2003. Mr. Fries is a founder and the President of FinanceVision Services, Inc., a finance and tax consulting firm, and has served as a finance executive with a broad range of large public multinational companies. Since 2000, he has provided us with financial and tax consulting services. Mr. Fries is a certified public accountant (inactive). His credentials include an MBA from St. John's University, New York, and a Juris Doctor Degree from Jones School of Law. We believe that Mr. Fries’ financial and business expertise, particularly in the role of finance executive for various large public companies, give him the qualifications and skills to serve as a director.

Patrick W. Pace, M.D. was appointed to our board of directors in April 2012. Dr. Pace is a Managing Director on UTIMCO’s Private Equity team and oversees all investments in private equity, venture capital, and private credit globally. Also, he is on UTIMCO’s Leadership Team and Investment Committee. Dr. Pace joined UTIMCO after working with EDG Partners as an Advisor. Previously, he served as Managing Director at Citadel Investment Group. Prior to Citadel, Dr. Pace led healthcare high yield and distressed debt investing as part of AIG Investments, served as a Senior Analyst covering the medical device industry at UBS, and worked in equities at Credit Suisse First Boston. Dr. Pace began his career as a resident in Otolaryngology (ENT) at the University of Virginia Hospital. Dr. Pace serves on the boards of MMIS, Inc, and as Chairman of Nanospectra Biosciences. He participates on the Advisory Council for the UT-Health School of Biomedical Informatics and on the Investment Committee for the St. David’s Foundation. He received a Bachelor of Arts, with Honors in Psychology, from Vanderbilt University and a Doctor of Medicine from The University of Texas Medical School at Houston. We believe that Dr. Pace’s healthcare and investment experience give him the qualifications and skills to serve as a director.

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Gregory J. Trudel has served as our President & Chief Executive Officer and a director since December 2013. Mr. Trudel has over 25 years of experience in the surgical devices marketplace. Since 2008, and until becoming President & Chief Executive Officer of Encision Inc., Mr. Trudel had been employed by Covidien, a large global healthcare products company. Most recently, Mr. Trudel served as Global Director of Marketing for a division within the Surgical Solutions Group at Covidien. His time at Covidien also includes extensive marketing and product management experience in Covidien’s Advanced Energy and Surgical Stapling. Prior to joining Covidien, Mr. Trudel held leadership roles with ConMed Electrosurgery, SilverGlide Surgical Technologies, and Stryker. He holds a B.S. from the University of Connecticut, Storrs, CT and an M.B.A from the University of Bridgeport, Bridgeport, CT. We believe that Mr. Trudel’s executive experience with public companies and his experience in healthcare give him the qualifications and skills to serve as a director.

David W. Newton, is one of our co-founders and has been a Vice President and one of our directors since our inception in 1991. From 1989 until 1991, Mr. Newton was President of Newton Associates, Inc., a contract engineering firm. From 1985 to 1989, Mr. Newton was President of Tienet, Inc., a developer of integrated computer systems. Mr. Newton has an additional 17 years of experience as an electrical engineer designing electrosurgical generators and related accessories. Mr. Newton holds numerous patents in the field of medical electronic equipment and holds a Bachelor of Science Electrical Engineering degree from the University of Colorado. We believe that Mr. Newton’s engineering experience with various firms gives him the qualifications and skills to serve as a director.

Director Meetings

During the fiscal year ended March 31, 2021, our board of directors met in person one time and had four telephonic meetings. There were four meetings of the audit committee, one meeting of the compensation committee and one meeting of the nominating committee. The audit committee held four telephonic meetings with our independent auditors. Each director attended at least 75% of the aggregate of the total number of meetings of the board and the board committees on which he served during fiscal year 2021.

We encourage our incumbent directors to attend the Annual Meeting of Shareholders, subject to their travel schedule and other demands on their time. Except for two directors who attended telephonically, all of our directors attended the 2021 Annual Meeting of Shareholders.

Our board of directors determines whether a director is independent through a broad consideration of facts and circumstances, including an assessment of the materiality of any relation between us and a director not merely from the director’s standpoint, but also from that of persons or organizations with which the director has an affiliation. In making this determination, the board of directors adheres to the independence criteria under applicable New York Stock Exchange, Inc. (“NYSE”) rules. Using these rules, our board of directors has determined that Robert H. Fries, Vern D. Kornelsen and Patrick W. Pace, M.D. qualify as independent directors.

Compensation of Directors

Our independent directors receive $1,250 a quarter for their services and are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors. Option or equity grants to our directors are at the discretion of the board of directors.

The following table details the total compensation earned by our non-employee directors in fiscal year 2021.

Director Compensation

Name	Fees paid in cash ($) (1)	Equity compensation ($) (2)	All other compensation ($)		Total ($)
Robert H. Fries	5,000	3,369	66,003	(3)	74,372
Vern D. Kornelsen	5,000	3,369	―		8,369
Patrick W. Pace, M.D.	5,000	3,369	―		8,369

(1)	The following table provides a breakdown of fees paid in cash.

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Name	Annual retainers ($)
Robert H. Fries	5,000
Vern D. Kornelsen	5,000
Patrick W. Pace, M.D.	5,000

(2)       Amounts reflect the aggregate grant date fair values of stock options and restricted stock units (“RSUs”). Amounts reflect the aggregate grant date fair values of grants made in each respective fiscal year, valued in accordance with ASC Topic 718. Assumptions used in the calculations of these amounts are set forth in Footnote 3 to our Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

(3)        Compensation paid to an entity controlled by Mr. Fries for financial and tax consulting services provided to us.

The following table provides information on the outstanding equity awards at fiscal year-end for non-employee directors.

Outstanding Options for Non-Employee Directors at Fiscal Year-End 2021

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Number of securities underlying unexercised equity units (#) exercisable	Number of securities underlying unexercised equity units (#) unexercisable
Robert H. Fries	52,109	21,891	0	0
Vern D. Kornelsen	45,952	23,048	0	0
Patrick W. Pace, M.D.	59,984	29,016	0	0

Nominating Committee; Nominations Process

The members of our nominating committee are Robert H. Fries, Vern D. Kornelsen and Patrick W. Pace, M.D. Our nominating committee recommends to our board of directors nominees for election to the board. Our nominating committee will consider recommendations for director nominees by shareholders if the names of those nominees and the other required information are properly submitted in writing to our corporate secretary in the manner described for shareholder nominations above under the heading “Shareholder Proposals and Director Nominations.” A director nominee must have a strong professional or other background, a reputation for integrity and responsibility and experience relevant to our business and operations. A director nominee must be able to commit appropriate time to prepare for, attend and participate in all meetings of our board of directors and its committees, as applicable, and the annual meeting of shareholders and must not have any conflicts of interest with our business and operations. Our nominating committee will also require some director nominees to be independent as defined under the NYSE listing standards. All director nominees, whether submitted by a shareholder or our nominating committee, will be evaluated in the same manner. All current members of the nominating committee are independent for purposes of the NYSE listing standards.

The nominating committee does not have an express policy with regard to the consideration of any director candidates recommended by our shareholders because the nominating committee believes that it can adequately evaluate any such nominees on a case-by-case basis. The nominating committee will consider director candidates proposed by shareholders in accordance with the procedures set forth above under "Shareholder Proposals and Director Nominations," and will evaluate shareholder-recommended candidates for director under the same criteria as internally generated candidates. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the nominating committee strives to nominate directors with a variety of complementary skills so that, as a group, the board will possess the appropriate talent, skills and expertise to oversee our business. Although the nominating committee does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our board and its committees.

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On May 30, 2017, our board adopted and approved the First Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The Amended Bylaws include advance notice requirements and procedures for the submission by shareholders of nominations for our board of directors and of other proposals to be presented at shareholder meetings.

Under the Amended Bylaws, in order for a shareholder to nominate a person for election as a director without inclusion in our proxy statement, such shareholder must give timely notice in writing delivered to our Secretary at our principal executive offices. To be timely, notice must be delivered to the Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual shareholders meeting. If the date of the annual shareholders meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of such annual shareholders meeting and not later than the close of business on the later of the 90th day prior to the date of such annual shareholders meeting or the 10th day following the day on which we first publicly announce the date of such annual shareholders meeting.

The shareholder’s notice must include certain information required by the Amended Bylaws about the director nominee, the shareholder of record and the underlying beneficial owner, if any, including such information as the director nominee’s name, age, address, occupation and shares; the name, address and shares of the shareholder and any beneficial owner; information about derivatives, hedges and short positions; understandings or agreements regarding the economic and voting interests of the director nominee, the shareholder and related persons with respect to our stock, if any; and such other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of the proposed director nominee. In addition, the notice must contain certain representations made by the shareholder or beneficial owner proposing to nominate such director nominee. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director. A shareholder’s notice must be updated, if necessary, so that the information submitted is true and correct as of the record date for determining shareholders entitled to receive notice of the meeting and as of the date that is 10 business days prior to the meeting date.

A stockholder interested in submitting a nominee for election to the board of directors should refer to our Amended Bylaws for additional requirements.

Our board of directors has adopted a written Nominating Committee Charter, a copy of which is available on our website at www.encision.com. Our nominating committee held one meeting during the fiscal year ended March 31, 2021.

Compensation Committee

The members of the compensation committee are Vern D. Kornelsen and Robert H. Fries. Our compensation committee reviews and approves compensation for our executive officers whose compensation is approved by our board of directors upon recommendation of the compensation committee. Our compensation committee also administers our stock option plans. Our board of directors has adopted a written Compensation Committee Charter, a copy of which is available on our website at www.encision.com. Our compensation committee held one meeting during the fiscal year ended March 31, 2021.

The compensation committee reviewed and considered our compensation policies and programs in light of the board of directors’ risk assessment and management responsibilities and will do so in the future on an annual basis. The compensation committee believes that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on us.

Audit Committee

Our board of directors maintains an audit committee comprised of our outside directors. The board of directors and the audit committee believe that the audit committee’s current members are “independent directors” as defined by the applicable rules of the NYSE and regulations of the Securities and Exchange Commission (“SEC”) as currently in effect and applicable to us. The audit committee oversees our independent auditors and financial process on behalf of the board of directors. The audit committee has adopted a written charter. The audit committee has adopted a complaint procedure policy.

Vern D. Kornelsen and Patrick W. Pace, M.D. comprise the audit committee. Mr. Kornelsen’s and Dr. Pace’s background is more fully disclosed in their biographies under “Election of Directors.”

Our board of directors has determined that Vern D. Kornelsen and Patrick W. Pace, M.D. each qualify as an “audit committee financial expert” and each is “independent” as defined by the applicable regulations of the SEC as currently in effect and applicable to us.

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The audit committee has adopted a written charter, a copy of which is available on the investor relations page of our website at www.encision.com. Our audit committee held four telephonic meetings with our independent auditors during the fiscal year ended March 31, 2021.

Board Leadership Structure

Our board of directors does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board, as the board of directors believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the board. Presently, we do not have a Chairman of the Board.

Three of the five members of our board of directors satisfy the requirements of independence under the NYSE listing standards, and our audit, compensation, and nominating committees are composed entirely of independent directors. This structure encourages independent and effective oversight of our operations and prudent management of risk.

Risk Oversight

The board of directors, principally through delegation to the audit committee oversees risks facing us. The audit committee regularly discusses with management, our internal auditors and our independent auditors our major risk exposures, whether financial, operating or otherwise, and the adequacy and effectiveness of our control of such risks. The audit committee also recommends from time to time that key identified risk areas be considered by the full board, and individual board members also periodically ask the full board to consider an area of risk. In addition, risk management issues are considered inherently by the board with respect to all major decisions made by the board.

Our board of directors believes that the decision as to who should serve as Chairman of the Board and/or Chief Executive Officer and whether the offices should be combined or separated is the proper responsibility of the board. The board members have considerable experience and knowledge about the challenges and opportunities the company faces. The board, therefore, is in the best position to evaluate the company’s current and future needs and to judge how the capabilities of the company’s directors and senior management from time to time can be most effectively organized to meet those needs. While the board may combine these offices in the future if it considers such a combination to be in the best interest of the company, it currently intends to retain this structure.

Shareholder Communications with Directors

Shareholders and other interested parties wishing to contact any member (or all members) of our board of directors or any committee of the board may do so by mail, addressed, either by name or title, to the board of directors or to any such individual director or group or committee of the directors, and all such correspondence should be sent to our principal office. Our administrative staff may review any such communications to ensure that inappropriate material is not forwarded to the board of directors or to any individual director. The board of directors intends to continuously evaluate its communication process with our shareholders and may adopt additional procedures to facilitate shareholder communications with the board of directors, consistent with standards of professionalism and our administrative resources.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and all other directors and executive officers. The Code of Ethics is available on the investor relations page of our website at www.encision.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Ethics that apply to our principal executive, financial and accounting officers and directors by posting such information on our website.

Executive Officers

The following table sets forth the names of our executive officers, their ages as of March 31, 2021, and their positions and offices held:

Name	Age	Position
Gregory J. Trudel	60	President & CEO
David W. Newton	74	VP - Technology
Mala Ray	63	VP - Controller, Treasurer, Corporate Secretary
Brian Jackman	39	VP - Marketing

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Gregory J. Trudel has served as our President & Chief Executive Officer and a director since December 2013. Mr. Trudel has over 25 years of experience in the surgical devices marketplace. Since 2008, and until becoming President & Chief Executive Officer of Encision Inc., Mr. Trudel had been employed by Covidien, a large global healthcare products company. Most recently, Mr. Trudel served as Global Director of Marketing for a division within the Surgical Solutions Group at Covidien. His time at Covidien also includes extensive marketing and product management experience in Covidien’s Advanced Energy and Surgical Stapling. Prior to joining Covidien, Mr. Trudel held leadership roles with ConMed Electrosurgery, SilverGlide Surgical Technologies, and Stryker. He holds a B.S. from the University of Connecticut, Storrs, CT and an M.B.A from the University of Bridgeport, Bridgeport, CT.

David W. Newton is one of our co-founders and has been a Vice President since our inception in 1991. From 1989 until 1991, Mr. Newton was President of Newton Associates, Inc., a contract engineering firm. From 1985 to 1989, Mr. Newton was President of Tienet, Inc., a developer of integrated computer systems. Mr. Newton holds numerous patents in the field of medical electronic equipment and holds a Bachelor of Science Electrical Engineering degree from the University of Colorado.

Mala Ray is our VP - Controller, Treasurer and Corporate Secretary who joined us in 2012. Ms. Ray has extensive experience in GAAP accounting, ERP systems, process improvement and financial analysis at several medical device firms, including Medtronic Navigation from 2000 to 2009 and Gambro Renal from 2009 to 2010. Ms. Ray holds a Bachelor of Science in Business Administration degree from Regis University.

Brian Jackman has served as our VP of Marketing since February 2019. He is responsible for our national accounts. Mr. Jackman has been with us since 2006. He served as Senior Engineering Program Manager from 2009 until 2012, Marketing Manager from 2012 until 2014, and Director of Marketing from 2014 until 2019. Mr. Jackman has a background in marketing, sales, surgical device design, and program management. He holds a B.S. in Mechanical Engineering from the University of Colorado at Boulder and was issued several patents for laparoscopic surgical instruments.

The following table sets forth certain information regarding compensation earned or awarded to each person who served as our chief executive officer during our most recently completed fiscal year, and to each of our two most highly compensated executive officers (other than our chief executive officer) who earned in excess of $100,000 during our most recently completed fiscal year, (collectively, the “Named Executive Officers”).

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position	Fiscal year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option awards ($) (1)	All Other Comp ($)	Total ($)
Gregory J. Trudel President, CEO	2021 2020	237,687 235,800	47,967 1,889	0 0	3,369 4,013	0 0	289,023 241,702
David W. Newton VP – Technology	2021 2020	121,319 114,123	10,097 378	0 0	3,369 6,427	0 0	134,785 120,928
Brian Jackman VP – Marketing	2021 2020	155,381 149,759	10,097 378	0 0	3,369 1,986	0 0	168,847 152,123
(1)	Amounts reflect the aggregate grant date fair values of grants made in each respective fiscal year, valued in accordance with ASC Topic 718. Assumptions used in the calculations of these amounts are set forth in Footnote 3 to our Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

Employment Agreement

On November 14, 2016, we entered into an Employment Agreement (the "Employment Agreement") with Greg Trudel, our President and Chief Executive Officer.

The Employment Agreement has an initial two-year term. Thereafter, the term automatically renews for additional one-year periods unless either party gives prior written notice that it does not wish to automatically renew the term. The Employment Agreement provided that Mr. Trudel will receive an annual base salary of $214,725 ("Base Salary"). The Base Salary would increase to $230,000 after we achieved three months of profitability. The table above reflects annual salary increases.

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Mr. Trudel will be eligible to participate in our bonus programs for executive and non-executive officers, as determined in the discretion of our board of directors. In addition, Mr. Trudel will be eligible for a bonus from an annual bonus pool. The amount of the annual bonus pool shall be determined as follows:

An annual bonus pool for each year starting with the fiscal year ending March 31, 2022 and continuing through the Employment Period.

Revenue Growth from prior year	12.5%	15%	25%	35%	>50%
Bonus % on Revenue Growth Amount	0%	10%	12.5%	12.5%	12.5%
Net Income Growth from prior year	12.5%	15%	25%	33%	>100%
Bonus % on Net Income Growth Amount	0%	15%	17.5%	20%	20%

The bonus amount will be limited to 15% of the first $500,000 of net income plus 17.5% on any excess of $500,000 of net income. Net income will mean pre-tax, pre-bonus GAAP income in each fiscal year compared to the preceding fiscal year. When comparing a fiscal year over a prior fiscal year, losses in any fiscal year will be not considered for the bonus computation. For the fiscal year ended March 31, 2022, any PPP forgiveness income will be excluded from pre-tax, pre-bonus GAAP income. As determined by the Board of Directors or the Compensation Committee of the Board of Directors, any incremental expense, or reduced expense, that occurs as a result of raising capital for such purpose shall be excluded as an expense, or as income, from the pre-tax GAAP income calculation,

45% of the bonus pool will be allocated to the CEO.

55% of the bonus pool will be allocated to members of the Encision Leadership Team and allocated at the direction of the CEO.

Mr. Trudel will be entitled to receive a special cash bonus of $50,000 in the event that we are acquired during the term of Mr. Trudel's employment. In addition, the Employment Agreement provides that Mr. Trudel is eligible to participate in our standard benefit plans and programs.

As provided in the Employment Agreement, Mr. Trudel was granted stock options to purchase 70,000 shares of our common stock (the "CEO Options") under our 2014 Equity Incentive Plan. The CEO Options vest over the five year period following November 14, 2016. The CEO options will have an initial per share exercise price equal to $0.30, which was our trading price on November 14, 2016. The vesting of the CEO Options will accelerate in the event of certain acquisition transactions involving us.

Under the Employment Agreement, if we terminate Mr. Trudel without cause or Mr. Trudel resigns for "good reason" (as defined in the Employment Agreement), Mr. Trudel will be entitled to receive a severance amount (up to one times his Base Salary) based upon the length of time Mr. Trudel was employed by us prior to the termination. Such severance will be paid out ratably over the twelve months following the termination. However, if the termination is in connection with the closing of a Change of Control (as defined in our 2014 Equity Incentive Plan), then the severance will be paid in one lump sum. No severance will be paid if the term of the Employment Agreement expires or is not renewed.

The Employment Agreement requires Mr. Trudel to maintain the confidentiality of our proprietary information. The Employment Agreement also includes typical non-competition and non-solicitation provisions that Mr. Trudel must comply with for a period of one year after termination of his employment with us.

Equity Incentive Awards

On August 13, 2014, our shareholders approved the adoption of the 2014 Equity Incentive Plan (the “2014 Plan”) providing for awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and other stock-based awards to our employees and directors. The 2014 Plan permits the granting of incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and also nonqualified stock options which do not meet the requirements of Section 422. As approved by the shareholders, we reserved 1,100,000 shares of our common stock for issuance upon exercise of equity incentive awards granted under the 2014 Plan. As of March 31, 2021, equity incentive awards to purchase an aggregate of 792,000 shares of our common stock (net of equity incentive awards canceled) had been granted pursuant to our 2014 Plan, no equity incentive awards had been exercised, leaving 308,000 still available for grant. In addition to options outstanding under the 2014 Plan, there are 244,000 options outstanding outside of the 2014 Plan.

The compensation committee of the board of directors administers the 2014 Plan.

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Option Grants in Fiscal Year 2021

The following table sets forth options to acquire shares of our common stock granted to the Named Executive Officers during the fiscal year ended March 31, 2021.

Name	Grant date	Number of securities underlying options (#)	Exercise price of option awards ($/Sh)	Grant date fair value of option awards ($) (1)
Gregory J. Trudel	8/12/20	10,000	0.50	3,369
David W. Newton	8/12/20	10,000	0.50	3,369
Brian Jackman	8/12/20	10,000	0.50	3,369
(1)	Grant date fair value of option awards was determined pursuant to ASC Topic 718. Assumptions used in the calculations of these amounts are set forth in Footnote 3 to our Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

Options Exercised in Fiscal Year 2021

There were no stock options exercised by the Named Executive Officers during fiscal year 2021.

Outstanding Options at Fiscal Year-End 2021

The following table sets forth certain information regarding the number and value of exercisable and unexercisable options to purchase shares of common stock held as of March 31, 2021 by the Named Executive Officers.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($/Sh)	Option expiration date
Gregory J. Trudel	69,625 61,328 7,289 4,765 80,889 1,631 2,422 ―	5,375 8,672 2,711 4,235 119,111 3,369 7,578 10,000	0.31 0.30 0.46 0.38 0.34 0.35 0.41 0.50	11/10/21 02/14/22 11/07/22 11/08/23 06/27/24 11/12/24 3/12/25 11/12/25
David W. Newton	13,925 7,289 4,765 1,631 2,917 2,422 ―	1,075 2,711 4,235 3,369 7,083 7,578 10,000	0.31 0.46 0.38 0.35 0.35 0.41 0.50	11/10/21 11/07/22 11/08/23 11/12/24 01/14/25 04/13/15 11/12/25
Brian Jackman	8,861 10,933 8,756 8,533 1,631 1,100 ―	1,139 4,067 11,244 11,467 3,369 3,900 10,000	0.35 0.46 0.33 0.38 0.35 0.55 0.50	01/26/22 11/07/22 04/23/24 05/13/24 11/12/24 05/25/25 11/12/25

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 15, 2021, the number of shares of our common stock, based upon 11,582,641 shares outstanding, owned by any person who is known by us to be the beneficial owner of more than 5% of our voting securities, by all individual directors, by all current Named Executive Officers, and by all current executive officers and directors as a group:

Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Class
Vern D. Kornelsen(3)	3,321,044	28.55%
Robert H. Fries(4)	596,731	5.13%
David W. Newton(5)	360,343	3.10%
Gregory J. Trudel(6)	285,585	2.41%
Patrick W. Pace, M.D.(7)	194,770	1.67%
All executive officers and directors as a group (7 Persons) (8)	4,861,125	40.03%
Other Shareholders holding 5% or more:
CMED Partners LLLP(9)	3,270,470	28.24%
DAFNA Capital Management, LLC(10)	985,000	8.50%
Charles E. Sheedy(11)	953,319	8.23%

*       Less than 1%.

(1)	The address of each director and officer of the Company is 6797 Winchester Circle, Boulder, CO 80301.
(2)	Shares not outstanding but deemed beneficially owned by virtue of an individual executive officer’s or director’s right to acquire them as of June 15, 2021, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by all executive officers and directors as a group. Unless otherwise indicated, each person named or included in the group has sole voting and investment power with respect to the shares of Common Stock set forth opposite the shareholder's name.
(3)	Includes 3,270,470 shares owned by CMED Partners LLLP, of which Mr. Kornelsen is the General Partner, and 50,574 shares issuable pursuant to options exercisable as of June 15, 2021, or within 60 days of such date.
(4)	Includes 56,731 shares of common stock issuable pursuant to options exercisable as of June 15, 2021, or within 60 days of such date.
(5)	Includes 37,177 shares issuable pursuant to options exercisable as of June 15, 2021, or within 60 days of such date.
(6)	Includes 255,110 shares issuable pursuant to options exercisable as of June 15, 2021, or within 60 days of such date.
(7)	Includes 65,938 shares issuable pursuant to options exercisable as of June 15, 2021, or within 60 days of such date.
(8)	Includes 562,332 shares issuable pursuant to options exercisable as of June 15, 2021, or within 60 days of such date.
(9)	The address of CMED Partners LLLP is 4605 S. Denice Drive, Englewood, CO 80111. Mr. Kornelsen is indirectly the beneficial owner of these shares since he is the General Partner of CMED Partners LLLP.
(10)	Based solely on Schedule 13G/A, filed February 16, 2021. The address of DAFNA Capital Management, LLC is 10990 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90024.
(11)	Based solely on Schedule 13G/A, filed September 3, 2014. The address of Charles E. Sheedy is 909 Fannin Street, Houston, TX 77010.

RELATED PARTY TRANSACTIONS

During the 2021 fiscal year, we paid $66,003 in compensation paid to an entity controlled by our board member Mr. Fries for financial and tax consulting services provided to us.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended March 31, 2021, to our knowledge, our directors, officers and holders of more than 10% of our common stock have timely filed all Section 16(a) reports.

Audit Committee Report

Our board of directors maintains an audit committee comprised of our outside directors. The board of directors and the audit committee believe that the audit committee’s current members are “independent directors” as defined by the applicable regulations of the SEC as currently in effect and applicable to us.

The audit committee reviews and reassesses the adequacy of its charter on an annual basis. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and us including the matters in the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the audit committee concerning independence.

The audit committee discussed with our independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting. In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Vern D. Kornelsen, Audit Committee Member

Patrick W. Pace, M.D., Audit Committee Member

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proposal Item #2)

Our board of directors and audit committee have selected Eide Bailly LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2021. The decision to engage Eide Bailly LLP was approved by our board of directors and audit committee, and this appointment is being submitted to our shareholders for ratification at the Annual Meeting.

Eide Bailly LLP served as the principal accountant to audit our financial statements for the fiscal years ended March 31, 2021 and 2020.

We do not expect that a representative of Eide Bailly LLP will be present at the Annual Meeting.

During our two most recent fiscal years, and any subsequent interim period preceding July 5, 2021, there were no disagreements between us and Eide Bailly LLP, on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF EIDE BAILLY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2021.

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Audit Fees

Audit fees and related expenses for fiscal years ended March 31, 2021 and 2020 audit by Eide Bailly LLP were $60,194 and $61,450, respectively.

Audit-Related Fees

Audit-related expenses were $15,600 to Eide Bailly LLP related to the review of the financial statements contained in our quarterly 10-Q filings for fiscal years ended March 31, 2021 and 2020, respectively.

Tax Fees

Tax planning fees to Eide Bailly LLP for services were $5,000 and $6,000 for the fiscal years ended March 31, 2021 and 2020, respectively.

All Other Fees

Eide Bailly LLP did not render any services related to other fees for the fiscal years ended March 31, 2021 and 2020.

Approval of Auditor Services and Fees

Our audit committee ensures that we engage our independent public accountants to provide only audit and non-audit services that are compatible with maintaining the independence of our independent public accountants. Our audit committee approves or pre-approves all services provided by our independent public accountants. Permitted services include audit and audit-related services, tax and other non-audit related services. Certain services are identified as restricted. All fees identified in the preceding first two paragraphs were approved by our audit committee.

OTHER MATTERS

We know of no other matters that may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed Proxy Card, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report for the fiscal year ended March 31, 2021, including audited Financial Statements for the year then ended, as filed with the Securities and Exchange Commission on Form 10-K is being mailed to shareholders on or about July 7, 2021 with these proxy materials.

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission called “householding”. Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: 6797 Winchester Circle, Boulder, CO 80301, Attention: Mala Ray. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY. IN THE EVENT THAT YOU ARE ABLE TO ATTEND THE MEETING, WE WILL, IF YOU REQUEST, CANCEL THE PROXY CARD.

13

SIGNATURE

By Order of the Board of Directors

/s/ Gregory J. Trudel

President and CEO

Boulder, Colorado

July 7, 2021

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/10/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ENCISION INC.
6797 WINCHESTER CIR.
BOULDER, CO 80301

During The Meeting - Go to www.virtualshareholdermeeting.com/ECIA2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/10/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	0	0	0

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Vern D. Kornelsen 02) Robert H. Fries 03) Patrick W. Pace, M.D. 04) Gregory J. Trudel 05) David W. Newton

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of Eide Bailly LLP as our independent public accountants.	0	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000517566_1 R1.0.0.177

ENCISION INC.
Annual Meeting of Shareholders
August 11, 2021 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes, appoints and authorizes Gregory J. Trudel and David W. Newton and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote as designated on the reverse side, all of the undersigned's shares of the no par value common stock of Encision Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at 9:00 A.M. Mountain Time, on August 11, 2021, online at www.virtualshareholdersmeeting.com/ECIA2021. and at any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

Continued and to be signed on reverse side

0000517566_2 R1.0.0.177